Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2016 FIRST QUARTER RESULTS

First Quarter 2016 Highlights:

•Diluted earnings per share of $0.35, $0.41 adjusted*
•Aerospace sales growth of 24%, 11% organic growth
•Distribution operating profit margin of 3.6%, a 110 bps increase over the fourth quarter
•Aerospace backlog increases 8.6% to $716 million

BLOOMFIELD, Connecticut (May 3, 2016) - Kaman Corp. (NYSE:KAMN) today reported financial results for the first fiscal quarter ended April 1, 2016.

Table 1. Summary of Financial Results
In thousands except per share amounts	For the Three Months Ended
	April 1, 2016	April 3, 2015	Change
Net sales:
Distribution	$288,664	$311,471	$(22,807)
Aerospace	162,534	131,311	31,223
Net sales	$451,198	$442,782	$8,416

Operating income:
Distribution	$10,469	$12,964	$(2,495)
% of sales	3.6%	4.2%	(0.6)%
Aerospace	21,297	21,821	(524)
% of sales	13.1%	16.6%	(3.5)%
Net gain (loss) on sale of assets	28	(27)	55
Corporate expense	(13,444)	(12,428)	(1,016)
Operating income	$18,350	$22,330	$(3,980)

Adjusted EBITDA*:
Distribution	$14,272	$17,137	$(2,865)
Aerospace	27,095	25,695	1,400
Net gain (loss) on sale of assets	28	(27)	55
Corporate expense	(12,125)	(11,105)	(1,020)
Adjusted EBITDA*	$29,270	$31,700	$(2,430)

Adjusted diluted earnings per share*	$0.41	$0.47	$(0.06)

Neal J. Keating, Chairman, President and Chief Executive Officer, stated, "In the first quarter of 2016 we achieved GAAP diluted earnings per share of $0.35 or adjusted diluted earnings per share* of $0.41, largely in line with our expectations. Sales were higher year-over-year, driven by direct commercial sales of the joint programmable fuze, our legacy fuze programs, and acquisitions in Aerospace partially offset by lower Distribution revenues and lower sales from our New Zealand helicopter program which was substantially completed in 2015.

We were pleased with operating profit margin performance at Distribution for the quarter. Adjusted operating margin* expanded 60 basis points to 3.7% when compared to the fourth quarter on relatively flat organic sales per sales day*. Our recent actions at Distribution to adjust our cost structure have contributed to the sequential improvement in operating margin performance. While we anticipate continued market challenges, we feel well positioned to improve operating performance for the balance of the year.

At Aerospace sales increased 23.8%, driven by organic growth of 10.6% and the contributions from our 2015 acquisitions. Adjusted operating margin* in the quarter was 14.3%, which includes $5.8 million in depreciation and amortization expense, a 50% increase over the prior year, primarily driven by acquisitions, and a $1.0 million decrease in operating income resulting from changes in estimates on our long-term contracts. Aerospace adjusted EBITDA* for the quarter was 16.7%.”

Chief Financial Officer, Robert D. Starr, commented, "Overall we executed well in the first quarter providing us confidence to reaffirm our outlook for the year. Earnings are expected to be more back half weighted as we move through the year led by continued strong demand for our bearing and fuzing products and improved performance from our structures programs. In addition, we expect tepid market conditions in Distribution to continue with year-over-year comparisons improving as we move through the second half of the year. Distribution’s operating margin should improve as we realize benefits from our restructuring actions, our productivity initiatives take hold and our organic sales per sales day* improve."
2016 Outlook

We are reaffirming our full-year outlook for 2016, as follows:

•	Distribution:

◦	Sales of $1,125.0 million to $1,165.0 million

◦	Operating margins of 4.4% to 4.6%

◦	Adjusted EBITDA margin of 5.8% to 6.0%

•	Aerospace:

◦	Sales of $700.0 million to $720.0 million

◦	Operating margins of 17.5% to 17.8%, or 18.3% to 18.6%, when adjusted for $5.5 million of transaction and integration costs in 2016 associated with the 2015 acquisitions

◦	Adjusted EBITDA margin of 21.8% to 22.0%

•	Interest expense of approximately $16.0 million

•	Corporate expenses of approximately $55.0 million

•	Estimated annualized tax rate of approximately 34.5%

•	Depreciation and amortization expense of approximately $45.0 million

•	Capital expenditures of $30.0 million to $40.0 million

•	Free cash flow in the range of $50.0 million to $60.0 million

Please see the MD&A section of the Company's SEC Form 10-Q filed concurrent with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, May 4, 2016, at 8:30 AM ET. Listeners may access the call live by telephone at (866) 291-5954 and from outside the U.S. at (412) 455-6203 using the Conference ID: 84741530; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 84741530. In its discussion, management may include certain non-GAAP measures related to company performance. If so, a reconciliation of that information to GAAP, if not provided in this release, will be provided in the exhibits to the conference call and will be available through the Internet link provided above.

Table 2. Summary of Segment Information (in thousands)
	For the Three Months Ended
	April 1, 2016	April 3, 2015
Net sales:
Distribution	$288,664	$311,471
Aerospace	162,534	131,311
Net sales	$451,198	$442,782

Operating income:
Distribution	$10,469	$12,964
Aerospace	21,297	21,821
Net gain (loss) on sale of assets	28	(27)
Corporate expense	(13,444)	(12,428)
Operating income	$18,350	$22,330

Table 3. Depreciation and Amortization by Segment (in thousands)
	For the Three Months Ended
	April 1, 2016	April 3, 2015
Depreciation and Amortization:
Distribution
Depreciation	$1,838	$2,099
Amortization	1,965	2,074
Total	$3,803	$4,173
Aerospace
Depreciation	$3,760	$3,030
Amortization	2,038	844
Total	$5,798	$3,874
Corporate
Depreciation	$938	$923
Amortization	381	400
Total	$1,319	$1,323

Non-GAAP Measures Disclosure

Management believes that the non-GAAP (Generally Accepted Accounting Principles) measures indicated by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the non-GAAP measures used in this report and other disclosures as follows:

Adjusted EBITDA - Adjusted EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is calculated for our consolidated results as well as the results of our reportable segments. Adjusted EBITDA differs from Segment Operating Income, as calculated in accordance with GAAP, in that it excludes depreciation and amortization. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods by eliminating the impact of non-cash depreciation and amortization expense. Adjusted EBITDA does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestment or other discretionary uses. Adjusted EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. No other adjustments were made during the three-month fiscal periods ended April 1, 2016, and April 3, 2015. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures, "Operating Income" and "Depreciation and Amortization".

Table 4. Adjusted EBITDA (in thousands)
	For the Three Months Ended
	April 1, 2016	April 3, 2015
Adjusted EBITDA
Distribution
Sales	$288,664	$311,471
Operating income	$10,469	$12,964
Depreciation and Amortization	3,803	4,173
Adjusted EBITDA	$14,272	$17,137
Adjusted EBITDA margin	4.9%	5.5%
Aerospace
Sales	$162,534	$131,311
Operating income	$21,297	$21,821
Depreciation and Amortization	5,798	3,874
Adjusted EBITDA	$27,095	$25,695
Adjusted EBITDA margin	16.7%	19.6%
Corporate expense
Operating expense	$(13,444)	$(12,428)
Depreciation and Amortization	1,319	1,323
Adjusted EBITDA	$(12,125)	$(11,105)
Net gain (loss) on sale of assets	28	(27)
Total Adjusted EBITDA	$29,270	$31,700
Adjusted EBITDA margin	6.5%	7.2%

The following table reconciles our operating margin outlook for 2016 to our Adjusted EBITDA margin outlook for 2016:

Table 5. Adjusted EBITDA Outlook
	2016 Outlook
Adjusted EBITDA	Low End of Range	High End of Range
Distribution
GAAP Operating margin	4.4%	4.6%
Depreciation and Amortization as a percentage of sales	1.4%	1.4%
Adjusted EBITDA margin	5.8%	6.0%

Aerospace
GAAP Operating margin	17.5%	17.8%
Transaction and integration costs as a percentage of sales	0.8%	0.8%
Adjusted operating margin	18.3%	18.6%
Depreciation and Amortization as a percentage of sales	3.5%	3.4%
Adjusted EBITDA margin	21.8%	22.0%

Organic Sales per Sales Day - Organic sales per sales day is defined as GAAP net sales of the Distribution segment less sales derived from acquisitions, divided by the number of sales days in a given period. Sales days are essentially days that the Company's branch locations are open for business and exclude weekends and holidays. Management believes organic sales per sales day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of sales days differs.

The following table illustrates the calculation of organic sales per sales day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Condensed Consolidated Financial Statements” from the Company's Form 10-Q filed with the Securities and Exchange Commission on May 3, 2016. Sales from acquisitions are classified as organic beginning with the thirteenth month following the acquisition. Prior period information is adjusted to reflect acquisition sales for that period as organic sales when calculating the change in organic sales per sales day.

Table 6. Distribution - Organic Sales Per Sales Day (in thousands, except days)
		For the Three Months Ended
		April 1, 2016	April 3, 2015
Current period
Net sales		$288,664	$311,471
Acquisition sales (1)		2,659	29,997
Organic sales		286,005	281,474
Sales days		65	66
Organic sales per sales day for the current period	a	$4,400	$4,265

Prior period
Net sales from the prior year		$311,471	$258,896
Sales days from the prior year		66	62
Sales per sales day from the prior year	b	$4,719	$4,176

% change	(a-b)÷b	(6.8)%	2.1%

Table 7. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2016 sales days by quarter	65	64	63	61
2015 sales days by quarter	66	63	64	60

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” less “Expenditures for property, plant & equipment”. Management believes free cash flow provides an important perspective on the cash available for dividends to shareholders, debt repayment, and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow internally to assess both business performance and overall liquidity. The following table illustrates the calculation of free cash flow using “Net cash provided by operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands)
For the Three Months Ended
April 1, 2016
Net cash provided by operating activities	$5,727
Expenditures for property, plant & equipment	(7,624)
Free Cash Flow	$(1,897)

Table 9. Free Cash Flow - 2016 Outlook (in millions)	2016 Outlook
Free Cash Flow:
Net cash provided by operating activities	$80.0	to	$100.0
Expenditures for property, plant and equipment	30.0	to	40.0
Free Cash Flow	$50.0	to	$60.0

Debt to Capitalization Ratio - Debt to capitalization ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that debt to capitalization is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of debt to capitalization using GAAP measures from the condensed consolidated balance sheets included in this release.

Table 10. Debt to Capitalization (in thousands)
	April 1, 2016	December 31, 2015
Current portion of long-term debt	$5,000	$5,000
Long-term debt, excluding current portion	442,730	434,227
Debt	447,730	439,227
Total shareholders' equity	556,046	543,077
Capitalization	$1,003,776	$982,304
Debt to capitalization	44.6%	44.7%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted net earnings and adjusted diluted earnings per share are defined as net earnings and diluted earnings per share, less items that are not indicative of the operating performance of the business for the period presented. These items are included in the reconciliation below. Management uses adjusted net earnings and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of adjusted net earnings and adjusted diluted earnings per share using “Net earnings” and “Diluted earnings per share” from the “Condensed Consolidated Statements of Operations” from the Company's Form 10-Q filed with the Securities and Exchange Commission on May 3, 2016.

Table 11. Reconciliation of Non-GAAP Financial Information - Net Earnings
(In thousands except per share amounts)

	For the Three Months Ended
	April 1, 2016	April 3, 2015
GAAP Net earnings, as reported	$9,777	$12,749
Acquisition transaction and integration costs	1,301	—
Severance costs at Distribution	226	168
Adjusted net earnings	$11,304	$12,917
GAAP diluted earnings per share	$0.35	$0.46
Acquisition transaction and integration costs	0.05	—
Severance costs at Distribution	0.01	0.01
Adjusted diluted earnings per share	$0.41	$0.47
Diluted weighted average shares outstanding	27,806	27,878

Non-GAAP adjusted operating income - Non-GAAP adjusted operating income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Non-GAAP adjusted operating income to evaluate performance period over period, to analyze the underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Non-GAAP adjusted operating profit using information found in Note 13, Segment and Geographic Information, to the Condensed Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 3, 2016.

Table 12. Reconciliation of Non-GAAP Financial Information - Operating Segments
(In thousands)
	For the Three Months Ended
	April 1, 2016	April 3, 2015
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$288,664	$311,471
GAAP operating income - Distribution segment	$10,469	$12,964
% of GAAP net sales	3.6%	4.2%
Restructuring and severance costs at Distribution	347	259
Non-GAAP adjusted operating income - Distribution segment	$10,816	$13,223
% of net sales	3.7%	4.2%

AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$162,534	$131,311
GAAP operating income - Aerospace segment	21,297	21,821
% of GAAP net sales	13.1%	16.6%
Acquisition transaction and integration costs	$2,002	$—
Non-GAAP adjusted operating income - Aerospace segment	$23,299	$21,821
% of net sales	14.3%	16.6%

CONSOLIDATED OPERATING INCOME:
GAAP - Operating income	$18,350	$22,330
Acquisition inventory step-up at Aerospace	2,002	—
Restructuring and severance costs at Distribution	347	259
Non-GAAP adjusted operating income	$20,699	$22,589

The following table reconciles our GAAP operating margin outlook for Aerospace for 2016 to our Adjusted operating margin outlook for Aerospace for 2016:

Table 13. Adjusted operating margin outlook
	2016 Outlook
Adjusted Operating Margin	Low End of Range	High End of Range
Aerospace
GAAP operating margin	17.5%	17.8%
Transaction and integration costs as a percentage of sales	0.8%	0.8%
Adjusted operating margin	18.3%	18.6%

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 240 customer service centers and five distribution centers across the U.S. and Puerto Rico. Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (vi) the successful resolution of government inquiries or investigations relating to our businesses and programs; (vii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (viii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (ix) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (x) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xi) the accuracy of current cost estimates associated with environmental remediation activities; (xii) the profitable integration of acquired businesses into the Company's operations; (xiii) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xiv) changes in supplier sales or vendor incentive policies; (xv) the effects of price increases or decreases; (xvi) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze; (xvii) future levels of indebtedness and capital expenditures; (xviii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xix) the effects of currency exchange rates and foreign competition on future operations; (xx) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxi) future repurchases and/or issuances of common stock; (xxii) the incurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxiii) other risks and uncertainties set forth herein and in our 2015 Form 10-K.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: Eric Remington
V.P., Investor Relations
(860) 243-6334
Eric.Remington@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended
	April 1, 2016	April 3, 2015
Net sales	$451,198	$442,782
Cost of sales	316,768	314,871
Gross profit	134,430	127,911
Selling, general and administrative expenses	116,108	105,554
Net (gain) loss on sale of assets	(28)	27
Operating income	18,350	22,330
Interest expense, net	3,807	3,327
Other expense, net	86	(64)
Earnings before income taxes	14,457	19,067
Income tax expense	4,680	6,318
Net earnings	$9,777	$12,749

Earnings per share:
Basic earnings per share	$0.36	$0.47
Diluted earnings per share	$0.35	$0.46

Average shares outstanding:
Basic	27,059	27,188
Diluted	27,806	27,878
Dividends declared per share	$0.18	$0.18

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	April 1, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$18,033	$16,462
Accounts receivable, net	252,217	238,102
Inventories	391,773	385,747
Income tax refunds receivable	561	3,591
Other current assets	32,507	32,133
Total current assets	695,091	676,035
Property, plant and equipment, net of accumulated depreciation of $209,023 and $202,648, respectively	177,878	175,586
Goodwill	358,509	352,710
Other intangible assets, net	142,211	144,763
Deferred income taxes	66,743	66,815
Other assets	23,520	23,702
Total assets	$1,463,952	$1,439,611
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,000	$5,000
Accounts payable – trade	127,157	121,044
Accrued salaries and wages	36,080	40,284
Advances on contracts	14,825	11,274
Other accruals and payables	67,855	58,761
Income taxes payable	537	326
Total current liabilities	251,454	236,689
Long-term debt, excluding current portion	442,730	434,227
Deferred income taxes	15,003	15,207
Underfunded pension	146,061	158,984
Other long-term liabilities	52,658	51,427
Commitments and contingencies (Note 10)
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 27,861,979 and 27,735,757 shares issued, respectively	27,862	27,736
Additional paid-in capital	160,510	156,803
Retained earnings	525,769	520,865
Accumulated other comprehensive income (loss)	(131,477)	(140,138)
Less 807,394 and 698,183 shares of common stock, respectively, held in treasury, at cost	(26,618)	(22,189)
Total shareholders’ equity	556,046	543,077
Total liabilities and shareholders’ equity	$1,463,952	$1,439,611

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Three Months Ended
	April 1, 2016	April 3, 2015
Cash flows from operating activities:
Net earnings	$9,777	$12,749
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	10,920	9,370
Accretion of convertible notes discount	526	499
Provision for doubtful accounts	218	628
Net (gain)/loss on sale of assets	(28)	27
Net loss on derivative instruments	374	136
Stock compensation expense	1,494	1,605
Excess tax benefit from share-based compensation arrangements	(170)	(168)
Deferred income taxes	(1,901)	(973)
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(13,732)	16,854
Inventories	(5,715)	(7,109)
Income tax refunds receivable	3,035	—
Other current assets	(546)	(2,217)
Accounts payable - trade	4,732	10,754
Accrued contract losses	216	(111)
Advances on contracts	3,551	284
Other accruals and payables	2,473	(7,329)
Income taxes payable	(399)	5,319
Pension liabilities	(9,774)	(8,075)
Other long-term liabilities	676	464
Net cash provided by operating activities	5,727	32,707
Cash flows from investing activities:
Proceeds from sale of assets	116	25
Expenditures for property, plant & equipment	(7,624)	(7,195)
Acquisition of businesses (net of cash acquired)	(64)	(10,956)
Other, net	(501)	(575)
Cash used in investing activities	(8,073)	(18,701)
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	10,143	(8,509)
Debt repayment	(1,250)	(2,500)
Net change in book overdraft	1,567	(913)
Proceeds from exercise of employee stock awards	2,339	911
Purchase of treasury shares	(4,427)	(671)
Dividends paid	(4,871)	(4,341)
Other	(92)	—
Windfall tax benefit	170	168
Cash provided by (used in) financing activities	3,579	(15,855)
Net increase (decrease) in cash and cash equivalents	1,233	(1,849)
Effect of exchange rate changes on cash and cash equivalents	338	(495)
Cash and cash equivalents at beginning of period	16,462	12,411
Cash and cash equivalents at end of period	$18,033	$10,067